SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2003 (May 12, 2003)

LBI MEDIA, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

333-100330	95-4668901
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue, Burbank, California	91504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

On May 15, 2003, LBI Media, Inc. completed its acquisition of selected assets of KMXN-FM, licensed in Garden Grove, California, for an aggregate purchase price of approximately $34.9 million. At the same time, LBI Media terminated its local marketing agreement to operate that station. In order to complete the purchase, LBI Media borrowed an additional $32.9 million under its senior credit facility.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1  Transcript of Conference Call on May 12, 2003 Discussing Financial Results for First Fiscal Quarter of 2003

Item 9. Regulation FD Disclosure

LBI Media, Inc. held a conference call on May 12, 2003 to announce and discuss its financial results for the three months ended March 31, 2003. LBI Media also answered questions from analysts during the call. The transcript of the conference call is filed as Exhibit 99.1 and is hereby incorporated by reference in its entirety. In accordance with SEC Release No. 33-8216, the information in this Form 8-K and the exhibit attached hereto are being furnished under Item 9 rather than under Item 12.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on May 16, 2003.

LBI MEDIA, INC.

By:	/s/ BRETT ZANE
Brett Zane Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Transcript of Conference Call on May 12, 2003 Discussing Financial Results for First Fiscal Quarter of 2003